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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                             COINMACH SERVICE CORP.
                            (A DELAWARE CORPORATION)

                                    ARTICLE I

      Section 1.1 Registered Office. The registered office of Coinmach Service Corp. (the "Corporation") in the State of Delaware shall be at the address specified in the Amended and Restated Certificate of Incorporation of the Corporation (as may be restated or amended from time to time, the "Certificate of Incorporation").

      Section 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the board of directors of the Corporation (the "Board of Directors"). The Board of Directors is granted full power and authority to change said principal office from one location to another.

      Section 1.3 Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware.

                                   ARTICLE II

                                  Stockholders

      Section 2.1 Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such date, time and place, either within or without the State of Delaware, which is fixed by a majority of the Board of Directors from time to time. Any other business as shall have been properly brought before such annual meeting may be transacted at the annual meeting. To be considered as properly brought before an annual meeting, business must be (i) specified in the notice of meeting, (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (iii) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth in Section 2.4 hereof and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in Section 2.4 hereof.

      Section 2.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors pursuant to a resolution adopted by a majority vote of the Board of Directors,
(ii) the Chairman of the Board of Directors (the "Chairman of the Board") acting alone, (iii) the Chief Executive Officer acting alone, (iv) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such
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meetings (subject to any restrictions on such power imposed by the General
Corporation Law of the State of Delaware ("DGCL")) or (v) the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, provided that (y) such holders request such special meeting of stockholders in writing and (z) such holders are registered holders of such outstanding capital stock as of the date of delivery of such written request. Such special meetings may not be called by any other person or persons.

      Section 2.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at its address as it appears on the records of the Corporation. Written notice may also be given personally or by telegram, telex or cable.

      Section 2.4 Advance Notice of Stockholder Business and Nominations.

      (a)   Annual Meetings of Stockholders.

      (i) Subject to applicable law, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (y) by or at the direction of the Board of Directors or the Chairman of the Board or (z) by any stockholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in the Section 2.4(a)(ii)-(iv) and who was a stockholder of record both at the time such notice is delivered to the Secretary or any Assistant Secretary of the Corporation and as of the record date for the annual meeting.

      (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to subclause (z) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary or any Assistant Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (y) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (z) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than the tenth (10th) day following the earlier of (i) the day on which notice of the meeting date was mailed to such stockholder or stockholders generally or (ii) the day on which a public announcement of such meeting was made. In no event shall the


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adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above.

      (iii) For nominations, such stockholder's notice shall set forth (y) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (z) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on the Corporation's stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. The Secretary or any Assistant Secretary shall deliver each such stockholder's notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

      (iv) As to any other business that the stockholder proposes to bring before the annual meeting, such stockholder's notice shall set forth (A) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (B) the name, business address and residential address, as they appear on the Corporation's stock transfer books, or such stockholder proposing such business,
(C) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to bring business before the meeting specified in the notice, (D) the class, series and number of shares of capital stock of the Corporation beneficially owned by the stockholder and
(E) any material interest of the stockholder in such business. The Secretary or Assistant Secretary shall deliver each such stockholder's notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

      (b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 2.3 of these by-laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting who complies with the notice procedures set forth herein and who is a stockholder of record at


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the time such notice is delivered to the Secretary or any Assistant Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by Section 2.4(a)(iii) of these by-laws shall be delivered to the Secretary or any Assistant Secretary at the principal executive offices of the Corporation not earlier that the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or on the tenth (10th) day following the earlier of (i) the day on which notice of the special meeting date was mailed to such stockholder or stockholders generally or (ii) the day on which a public announcement of such meeting was made. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

      (c)   General.

      (i) Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these by-laws. Except as otherwise provided by law, the Certificate of Incorporation or herein, the Presiding Officer (as defined herein) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defective proposal or nomination shall be disregarded.

      (ii) For purposes of these by-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (iii) Notwithstanding the foregoing provisions of these by-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these by-laws shall be deemed to affect any right of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      Section 2.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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      Section 2.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of capital stock having a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.5 of these by-laws until a quorum shall attend.

      Section 2.7 Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled, for each share of capital stock held by it which has voting power upon the matter in question, to the number of votes with respect to such capital stock as is set forth in the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for it by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, any question brought before any meeting of stockholders shall be decided by a majority of votes which could be cast by the holders of all shares of capital stock outstanding and entitled to vote thereon. The Board of Directors, in its discretion, or the Presiding Officer, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.

      Section 2.8 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days nor less than ten (10) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting as described in
Section 2.10 hereof, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

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      Section 2.9 List of Stockholders Entitled to Vote. The officer of the
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be made available for inspection by stockholders prior to the meeting as required by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

      Section 2.10 Action By Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, and notwithstanding anything to the contrary contained in Article II hereof, any action required to be taken at any annual or special meeting of stockholders of the Corporation (including, without limitation, the election of directors) or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the procedures prescribed by the DGCL. Notwithstanding the foregoing, stockholders may act by written consent in lieu of holding an annual meeting for the election of directors, provided that if a consent by stockholders to elect directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 2.11 Inspectors. The Board of Directors, in advance of any stockholder's meeting, shall appoint one or more inspectors to act at the meeting or any adjournment and make a written report thereof (including a report of any challenge, question or matter determined by them and the execution of a certificate regarding any fact found by them). If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been so appointed, the Presiding Officer may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors, if so appointed, shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. Any inspector may, but need not, be an officer, employee or agent of the Corporation.

      Section 2.12 Presiding Officer. The Chairman of the Board or, if one is not then elected or in his or her absence, the Chief Executive Officer or, in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders (in


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such capacity, the "Presiding Officer") and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.5 and 2.6 hereof. The order of business and all other matters of procedure at any meeting of the stockholders shall by determined by the Presiding Officer.

      Section 2.13 Conduct of Meetings. Subject to applicable law, the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Presiding Officer shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Presiding Officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (iii) rules and procedures for maintaining order at the meeting and the safety of those present,
(iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Presiding Officer shall determine, (v) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (vi) limitations on the time allotted to questions or comments by participants.

                                   ARTICLE III

                               Board of Directors

      Section 3.1 General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

      Section 3.2 Number. The number of directors of the Corporation shall be fixed from time to time by the vote of the entire Board of Directors, but such number shall in no case be less than three (3) or more than eleven (11).

      Section 3.3 Election; Qualification. Directors who are elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

      Section 3.4 Resignation. Any director, whenever elected or appointed, may resign at any time by written notice or electronic transmission of such resignation to the Corporation, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the President or Secretary, unless the


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resignation otherwise provides. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective and the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.5 Removal. Subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, any director may be removed from office by the stockholders in the manner provided in this Section
3.5. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock then entitled to vote at an election of directors.

      Section 3.6 Vacancies. Subject to any rights of holders of preferred stock to elect additional directors or to fill vacancies under specified circumstances, any newly created directorship or any vacancy occurring in the Board of Directors for any cause, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders. Any director appointed in accordance with this Section 3.6 shall hold office until the expiration of the term of office of such directorship or until his or her successor is duly elected and qualified. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      Section 3.7 Regular Meetings. The Board of Directors shall hold regular meetings, either within or without the State of Delaware. An annual organizational meeting of the Board of Directors shall be held promptly after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting or as shall be specified in a written waiver by all of the directors. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. Independent directors of the Corporation may have, and to the extent required by applicable law, rules and regulations will have, regularly scheduled meetings at which only independent directors are present. No notice of regular meetings need be given.

      Section 3.8 Special Meetings. Special meetings of the Board of Directors or any committee thereof may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or by any three members of the Board of Directors or the chairman of any committee or a majority of the members of any committee. Notice of a special meeting of the Board of Directors or any committee thereof shall be given by the person or persons calling the meeting at least three days prior to the special meeting, and such notice may be transmitted either personally or by mail, telegram or electronic or facsimile transmission. A director may waive notice of such meeting.

      Section 3.9 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by


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means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

      Section 3.10 Quorum; Vote Required for Action. At all meetings of the Board of Directors, or of any committee thereof, a majority of the whole Board of Directors or majority of the members of such committee shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Except in cases in which the Certificate of Incorporation or these by-laws otherwise provide, in the case of a committee of the Board of Directors, the vote of a majority of all the members of the committee is required to be the act of such committee. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.11 Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If no Chairman of the Board is elected or, if elected, is not present, the Vice Chairman, if any, or if no such Vice Chairman is present, a director chosen by a majority of the directors present, shall act as chairman at such meeting of the Board of Directors.

      Section 3.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

      Section 3.13 Compensation. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board of Directors or any committee of the Board of Directors as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations or any of its stockholders in any other capacity and receiving compensation for such service.

      Section 3.14 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the


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contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                   Committees

      Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. For so long as the following restrictions are required by the DGCL, no committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or
(ii) adopt, amend or repeal any by-law of the Corporation.

                                    ARTICLE V

                                    Officers

      Section 5.1 Executive Officers. The Board of Directors shall elect a Chief Executive Officer, a Chief Financial Officer, a President and Secretary, and it may, if it so determines, choose a Treasurer, Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.

      Section 5.2 Election; Term of Office. Each such officer shall be elected at the annual organizational meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his


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or her successor is duly elected and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.

      Section 5.3 Resignation. Any officer, whenever elected or appointed, may resign at any time by serving written notice of such resignation to the Corporation, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Corporation, unless the resignation otherwise provides. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective and the acceptance of such resignation shall not be necessary to make it effective.

      Section 5.4 Removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

      Section 5.5 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      Section 5.6 Qualifications. Any number of offices may be held by the same person, provided that the President and Secretary cannot be the same person and the Chief Executive Officer and Chief Financial Officer cannot be the same person.

      Section 5.7 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He or she shall have concurrent power with the Chief Executive Officer, and the President, to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these by-laws to some other officer or agent of the Corporation. The Chairman of the Board shall have such other functions, authority and duties as may be prescribed by the Board of Directors. Unless otherwise resolved by the Board of Directors, during the absence of or disability of the Chief Executive Officer and President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

      Section 5.8 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation and shall be its chief policy making officer, unless otherwise provided by the Board of Directors or applicable law. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these by-laws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject


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
only to the Board of Directors. In general, he or she shall perform all duties incident to the office of the Chief Executive Officer, and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

      Section 5.9 President. If no Chief Executive Officer is appointed, or in the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of an be subject to all the restrictions upon the Chief Executive Officer. He or she shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these by-laws to some other officer or agent of the Corporation. He or she shall sign with the Secretary or any Assistant Secretary, certificates for shares of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors. In general, he or she shall perform all duties incident to the office of President and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

      Section 5.10 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer and principal accounting officer of the Corporation. He or she shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these by-laws to some other officer or agent of the Corporation. He or she shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Corporation, (ii) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors, (iii) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the Chief Executive Officer, the President, the Chairman of the Board, if any, or the Board of Directors, (iv) keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation in accordance with applicable law and generally accepted accounting principles, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares, (v) oversee risk management functions, and (vi) in general, perform all duties incident to the office of Chief Financial Officer and shall have such other functions, authority and duties as from time to time may be prescribed by the Chairman of the Board, if any, the Chief Executive Officer, the President or the Board of Directors; provided, however, that in connection with the election of the Chief Financial Officer, the Board may limit in any manner the duties (other than those specified in clauses (i) through (vi) hereof) which may be prescribed to be performed by the Chief Financial Officer by the Chairman of the Board, if any, the Chief Executive officer and/or the President.

      Section 5.11 Vice President. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice President, if any, or the Vice Presidents if there is more than one (in the order designated by the Board of


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
Directors) shall perform the duties of the President (except that, if prohibited by law, any person acting both in such capacity and as Secretary may not sign shares of capital stock of the Corporation in both capacities), and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such functions, authority and duties as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 5.12 Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal. The Secretary shall also keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the President (or Vice President in the manner permitted by these by-laws) certificates for shares of capital stock of the Corporation, the issuance of which shall be authorized by resolution of the Board of Directors, and have general charge of the stock transfer books of the Corporation.

      Section 5.13 Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, the Chairman of the Board, the President or the Secretary.

      Section 5.14 Treasurer. If no Chief Financial Officer is appointed, or in his or her absence or in the event of his or her inability or refusal to act, the Treasurer, unless otherwise resolved by the Board of Directors, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. He or she shall, in general, perform all the duties incident to the office of Treasurer and shall have such other functions, authority and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chairman of the Board or the President may from time to time prescribe.

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
      Section 5.15 Assistant Treasurer. The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

      Section 5.16 Other Officers. The President or Board of Directors may appoint other officers and agents for any group, division or department into which the Corporation may be divided by the Board of Directors, with titles as the President or Board of Directors may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or Board of Directors may specify. All appointments made by the President hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

      Section 5.17 Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

      Section 5.18 Voting Stock of other Issues; Execution of Proxies. The Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer shall have full power and authority on behalf and in the name of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting such officer or the holder of such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

      Section 5.19 Other Powers and Duties. Subject to these by-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

      Section 5.20 Absence or Disability of Officers. Notwithstanding anything else contained in these by-laws, in the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

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
                                   ARTICLE VI

                                  Capital Stock

      Section 6.1 Certificates. Every holder of capital stock shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the President (or Vice President in the manner permitted by these by-laws) or the Chairman of the Board and (ii) by the Secretary or Assistant Secretary, or the Treasurer or Assistant Treasurer, of the Corporation, certifying the number of shares owned by it in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

      Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 6.3 Transfer Agents and Registrars. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of one or more classes or series of its capital stock, and the Board of Directors may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of the Corporation's stock and stock certificates.

      Section 6.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII

                                 Indemnification

      The indemnification of directors, officers and other persons shall be as provided in the Certificate of Incorporation.

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
                                  ARTICLE VIII

                             Execution of Documents

      Section 8.1 Execution of Checks, Notes, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance or these by-laws otherwise provide, all checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, or the Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such officer or officers, agent or agents, as it shall thereunto authorize from time to time.

      Section 8.2 Execution of Contracts, Agreements, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance or these by-laws otherwise provide, all contracts, agreements, endorsements, assignments, transfers, or other instruments shall be signed by the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such officer or officers, agent or agents, as it shall thereunto authorize from time to time.

                                   ARTICLE IX

                                  Miscellaneous

      Section 9.1 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of March of each year.

      Section 9.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 9.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

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
      Section 9.4 Inspection of Books. The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may be law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or the stockholders of the Corporation.

      Section 9.5 Dividends. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 9.6 Subject to Certificate of Incorporation. These by-laws and the provisions hereof are subject to the terms and conditions of the Certificate of Incorporation of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these by-laws and the Certificate of Incorporation, the Certificate of Incorporation shall control.


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